SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

AngloGold Ashanti Limited	AngloGold Ashanti Holdings plc
(Exact Name of Registrant as Specified in its Charter)	(Exact Name of Registrant as Specified in its Charter)
The Republic of South Africa	The Isle of Man
(State or Other Jurisdiction of Incorporation or Organization)	(State or Other Jurisdiction of Incorporation or Organization)
Not Applicable	Not Applicable
(I.R.S. Employer Identification No.)	(I.R.S. Employer Identification No.)
76 Jeppe Street	1st Floor, Atlantic House
Newtown, Johannesburg, 2001	4-8 Circular Road
(PO Box 62117, Marshalltown, 2107)	Douglas, Isle of Man, IM1 1AG
South Africa	Tel: +44 (1624) 697 280
Tel: +27 (11) 637-6000
(Address of Principal Executive Offices)	(Address of Principal Executive Offices)
Not Applicable	Not Applicable
(Zip Code)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐
Securities Act registration statement file number to which this form relates: 333-161634 and 333-161634-02
Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class	Name of Each Exchange on Which
to be so Registered	Each Class is to be Registered

5.375% Notes due 2020	New York Stock Exchange
6.50% Notes due 2040	New York Stock Exchange
each fully and unconditionally guaranteed by AngloGold Ashanti Limited
Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1: Description of Registrants’ Securities to be Registered
     For a description of the securities to be registered hereunder, reference is made to the information under the heading “Description of Debt Securities” on pages 6 through 22 of the Prospectus dated April 20, 2010 included in Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of AngloGold Ashanti Holdings plc (the “Company”), AngloGold Ashanti Limited (the “Guarantor”) and AngloGold Ashanti Holdings Finance plc filed on April 20, 2010 (Registration Nos. 333-161634-02, 333-161634 and 333-161634-01), as supplemented by the information under the headings “Risk Factors—Risks relating to an investment in our notes” and “Description of Notes” on pages S-32 through S-34 and S-41 through S-51, respectively, of the related Prospectus Supplement, dated April 21, 2010, which information is incorporated by reference and made part of this registration statement in its entirety.
Item 2: Exhibits
     99(A). Prospectus dated April 20, 2010 incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Company, the Guarantor and AngloGold Ashanti Holdings Finance plc filed on April 20, 2010 (Registration Nos. 333-161634-02, 333-161634 and 333-161634-01).
     99(B). Prospectus Supplement dated April 21, 2010 incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(5) on April 22, 2010.
     99(C). Form of Global Note.
     99(D). Form of Indenture for guaranteed debt securities among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to Exhibit 4.9 of Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Company, the Guarantor and AngloGold Ashanti Holdings Finance plc filed on April 20, 2010 (Registration Nos. 333-161634-02, 333-161634 and 333-161634-01).

SIGNATURES
     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

AngloGold Ashanti Holdings plc (Registrant)
By:	/s/ Dewald Lambertus Joubert
	Name:	Dewald Lambertus Joubert
	Title:	Director

AngloGold Ashanti Limited (Registrant)
By:	/s/ Lynda Eatwell
	Name:	Lynda Eatwell
	Title:	Company Secretary

Date: April 28, 2010

EXHIBIT INDEX

Exhibit No.	Description
99(A).	Prospectus dated April 20, 2010 incorporated by reference to Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Company, the Guarantor and AngloGold Ashanti Holdings Finance plc filed on April 20, 2010 (Registration Nos. 333-161634-02, 333-161634 and 333-161634-01).

99(B).	Prospectus Supplement dated April 21, 2010 incorporated by reference to the filing by the Company and the Guarantor under Rule 424(b)(5) on April 22, 2010.

99(C).	Form of Global Note.

99(D).	Form of Indenture for guaranteed debt securities among the Company, the Guarantor and The Bank of New York Mellon, incorporated by reference to Exhibit 4.9 of Post-Effective Amendment No. 1 to Registration Statement on Form F-3 of the Company, the Guarantor and AngloGold Ashanti Holdings Finance plc filed on April 20, 2010 (Registration Nos. 333-161634-02, 333-161634 and 333-161634-01).